Exhibit 23  --  Consent of Experts



G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant
                                                     330 E. Warm Springs
                                                    Las Vegas, NV  89119
                                                            702.257.1984
                                                        702.362.0540 fax



March 6, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of March 6, 2002, on the Financial Statements of eClic, Inc. from the inception date of March 1, 1999 through December 31, 2001, in its annual Form 10KSB filing to be filed with the US Securities and Exchange
Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA


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